UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2011
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

4100 Calit2 Bldg
Irvine, CA 92697-2800
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Current Report on Form 8-K is amended so as to revise certain language as required under Item 4.01 and, to include an extra exhibit which was anticipated to be filed by amendment.  No other changes are contained herein.

Item 1.01 Entry Into A Material Definitive Agreement.

Amendment to Operating Agreement and Termination of Lease Agreement

Effective as of January 31, 2011, Shrink Nanotechnologies, Inc. (the “Company”), entered into the Second Amended Operating Agreement (the “Amended Operating Agreement”) with BCGU, LLC, a Nevada limited liability company and affiliate of certain of the Company’s principals, which amended the terms of the previously existing First Amended Operating Agreement among the parties, entered into on October 1, 2009.  The Amended Operating Agreement provides for a term of 21 months ending in October of 2012 and provides for services to  be provided that include day to day management, provision of bookkeeping and accounting personnel and administrative support staff as well as record keeping and accounting maintenance, in exchange for a new and lesser fee of $20,000 per month.  The Company is indebted to BCGU under the old agreement, in the amount of $615,000 which continues to be due and payable as of the date of the Amended Operating Agreement.  The foregoing is a summary only of the Amended Operating Agreement, a copy of this agreement is filed as an exhibit to this Report.

Contemporaneously therewith and, as a result of finding more economical space at the UC Irvine Tech Portal, the Company terminated its property lease agreement with Business Consulting Group Unlimited, Inc.  at 2038 Corte del Nogal, Carlsbad, California and relocated its primary corporate and research headquarters to the UC Irvine Tech Portal, which it already holds under the lease for laboratory space, at the Irvine Campus of University of California, at Irvine, as provided below in Item 8.   Notwithstanding the foregoing, pursuant to the Amended Operating Agreement, certain administrative personnel and records continue to be maintained at the Company’s Carlsbad, California address.

Extension of Research Agreement with University of California Regents, Irvine

Effective as of February 23, 2011 Shrink Nanotechnologies, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 2 to Research Agreement No. STI-50121 (the “Biosensing Agreement Extension”) with the Regents of California, Irvine (“UC Regents Irvine”), which extended the termination date of the original biosensing related Research Agreement (the “Biosensing Research Agreement”) and relationship with the UC Regents Irvine from December 31, 2010, to June 30, 2011.  The foregoing research agreement has not changed otherwise and related to to sponsorship of specified research relating to nonstructured substrates for biosensing and testing of new bioassays and stem cell tools that utilize shrinkable microfluidic technologies, as previously provided in the Company’s reports.  A copy of the Biosensing Agreement Extension is filed as an exhibit to this Report.

Issuance of Secured Note to Noctua Fund LP

On January 10, 2011, and in exchange for cash consideration of $60,000, the Company issued to Noctua Fund LP, a 14% Secured Convertible Promissory Note, in the principal amount of $60,000 (the “Noctua Note”). The Noctua Note becomes due and payable on October 1, 2011, has a default rate of 18% per year, and principal and interest on the note is convertible at the discretion of the holder thereof at $.17 per share, subject to adjustment for stock splits or combinations or similar events.  The Noctua Note is substantially similar to previous notes issued to Noctua Fund LP, which is managed by an affiliate of the Company.

Item 3.02 Unregistered Sale of Equity Securities

Effective as of February 18, 2011, the Company entered into a private equity financing commitment with one investor, pursuant to which it issued 411,765 shares of restricted common stock at a purchase price of $.17 per share, for aggregate offering proceeds of $70,000.   The Company did not grant registration or other rights in connection with the issuance of securities.

The offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to, among other exemptions that may be available under Rule 506 of Regulation D and Section 4(2) of the Securities Act, in that no public solicitation or offer was made for the offer of securities, the investors all represented that they were accredited investors and all securities issued were restricted.

Item 4.01 Changes in Registrant’s Certifying Accountant

On Friday March 11, 2011, the Company terminated its relationship with its previous auditors, Mark Bailey & Company, Ltd. Reno Nevada (“MB&C”).  MB&C was appointed effective as of October 11, 2010, as previously reported.  MB&C had not yet rendered any audit report of the Company’s financial statements.  Effective as of March 17, 2011, the Company appointed Peterson Sullivan LLP of Seattle, Washington as the auditors of its financial statements.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)(i) MB&C was dismissed by the Company as its independent registered public accounting firm, effective on March 11, 2011.

(ii) MB&C had not yet issued a report on the Registrant's financial statements for the fiscal year ended December 31, 2009 and December 31, 2010.

(iii) The dismissal of MB&C and appointment of Peterson Sullivan, LLP as new auditors was accepted and approved by the Board of Directors of the Company as of March 14, 2011.

(iv)  There were no disagreements, resolved or otherwise, with MB&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of MB&C, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the MB&C consolidated financial statements; and

(v)           MB&C had advised the Company of MB&C’s need to expand significantly the scope of their audit, and, that an expanded audit scope may have identified items that materially impact the fairness or reliability of previously issued audit report and underlying financial statements for the period ended December 31, 2009 as audited by the Company’s previous auditors, Chisholm Bierwolf, Nilson & Morill. MB&C was dismissed prior to discussing the identified items with the audit committee,  nonetheless, the Company’s board has determined that they would indeed not object to any expanded audit scope, but has not determined whether the same would materially impact the fairness or reliability of the previously issued audit report or underlying financial statements.  The Company’ intends to complete the expanded audit for 2009 and 2010 without objection to any audit scope the new auditors consider appropriate.

A copy of the disclosure made herein by the Company has been provided to MB&C prior to the date of filing of this Report with the Securities and Exchange Commission, and the auditors have been requested to furnish the Company with a copy of a letter addressed to the Commission stating that it agrees with the statements made by the Company in this Item 4.01 of this Report.  A copy of this letter is filed as an exhibit to this Report.

Appointment of New Auditors

Effective as of March 17, 2011, the Company appointed Peterson Sullivan, LLP  as its new independent registered public accounting firm.  During the years ended December 31, 2009 and December 31, 2010 and through the date of the Company’s appointment of Peterson Sullivan, LLP, the Company did not consult Peterson Sullivan, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item  7.01.                      Regulation FD Disclosure.

Press Releases

On February 18, 2011, the Company issued a press release relating to moving its corporate headquarters to the University of California, Irvine Tech Portal and the above related common stock financing.  A copy of this press release is furnished as an exhibit to this Report.

Item 8.01  Other Events.

Lease For Space At University Of California- Irvine, TechPortal™

Commencing February 1, 2011 and, as a result of finding more economical space at the UC Irvine Tech Portal under the Biosensing Research Agreement, the Company terminated its property lease agreement with Business Consulting Group Unlimited, Inc., an entity affiliated with certain members of management,  at 2038 Corte del Nogal, Carlsbad California and relocated its primary corporate and research headquarters to the UC Irvine Tech Portal, which it already holds under the lease for laboratory space, at the Irvine Campus of University of California, at Irvine, 4100 Calit2 Bldg, Irvine, CA 92697-2800.  Notwithstanding the foregoing, pursuant to the Amended Operating Agreement, certain administrative personnel and records continue to be maintained at the Company’s Carlsbad, California address.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following shall be deemed filed or furnished with this Report.

10.1	Second Amended Operating Agreement between Shrink Nanotechnologies, Inc. (the “Company”) and BCGU, LLC.

10.2	Extension of Research Agreement with University of California Regents, Irvine.

16.1	Letter from Auditor, Mark Bailey & Company, Ltd. Reno Nevada.

99.1	Press release dated as of February 18, 2011 relating to change of Company’s offices and restricted stock financing at $.17 per share. (deemed furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: March 23, 2011                                                                           By:  /s/ Mark L. Baum, Esq.
Name:           Mark L. Baum, Esq.
Title:           Chief Executive Officer